UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ZIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On October 29, 2012, the following message was sent to employees of Zix Corporation by Richard D. Spurr, Zix Corporation’s Chief Executive Officer:

Fellow ZixCorp Employees:

You may have seen news that one of ZixCorp’s shareholders, Meldrum Asset Management, is seeking to replace three of our Directors with three nominees of Meldrum’s choosing. Our response to this proposal is simple: we believe that Meldrum’s proposed change to our Board of Directors and business strategy is short-sighted and not in the best interests of our company and its employees, shareholders, business partners and customers.

ZixCorp’s position is supported by the facts. Our business is stronger than ever, as evidenced by 15 consecutive quarters of record revenue growth, enviable profits, a year-to-date 31% increase in new sales, and a solid balance sheet even after returning $30 million to investors through share repurchases. ZixCorp’s Board of Directors and management team are committed to keeping the Company on the right strategic path and continuing our positive trends.

Although you may hear more about Meldrum’s proposals in the coming weeks, I encourage you to remain focused on delivering superior technology and service to our customers.

Thank you for your continued commitment to ZixCorp.

Rick Spurr

Important Additional Information

Zix Corporation (“ZixCorp”), its directors and certain members of its management and employees may be deemed to be “participants” in the solicitation of proxies in connection with a possible special meeting of its shareholders under the rules of the Securities and Exchange Commission (“SEC”). Interests of persons who may be deemed to be participants in the solicitation will be included in ZixCorp’s proxy statement relating to any such special meeting to be filed with the SEC. Information concerning beneficial ownership of ZixCorp stock by its directors and certain executive officers is included in its proxy statement dated April 27, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC. Shareholders will be able to obtain free copies of the proxy statement relating to the possible special meeting of shareholders and any other relevant documents filed by ZixCorp with the SEC through the SEC’s Web site at www.sec.gov or through ZixCorp’s Web site at www.zixcorp.com. Shareholders are advised to read the special meeting proxy statement, if and when it is available, because it will contain important information.